BRIGHAM MINERALS, INC.
REPORTS RECORD THIRD QUARTER 2019 OPERATING AND FINANCIAL RESULTS

AUSTIN, Texas - (BUSINESS WIRE) - November 7, 2019 - Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham Minerals,” “Brigham,” or the “Company”), a leading mineral and royalty interest acquisition company, today announced record operating and financial results for the quarter ended September 30, 2019, as well as recent developments.

Q3 2019 OPERATING AND FINANCIAL HIGHLIGHTS AND RECENT DEVELOPMENTS

•	Record daily production volumes of 7,828 Boe/d (69% liquids, 54% oil)

◦	Up 16% sequentially from Q2 2019 and up 98% from Q3 2018

◦	Permian and Anadarko Basin production volumes up 20% and 33% sequentially from Q2 2019 to a record 3,489 and 2,423 Boe/d, respectively

•	Record mineral and royalty revenues totaling $24.1 million

◦	Up 5% sequentially from Q2 2019 despite a 10% reduction in realized pricing and up 47% from Q3 2018

•	Net income totaling $8.5 million

•	Adjusted EBITDA ex Lease Bonus(1) totaling $18.3 million

◦	Up 9% sequentially from Q2 2019 and up 37% from Q3 2018

•	Declared Q3 2019 dividend of $0.33 per share of Class A common stock

•	Closed 65 transactions acquiring 5,100 net royalty acres deploying $99.0 million in mineral acquisition capital

◦	Increased Permian Basin position by 3,450 net royalty acres, or 14% sequentially, from Q2 2019

◦	Increased mineral acquisition budget for the full year 2019 to $205 - $235 million

•	Averaged 63 rigs drilling approximately 2,800 net royalty acres across the Company's portfolio

◦	22% increase in net royalty acres under development from Q2 2019

◦	Permian Basin and SCOOP averaged 28 and 20 rigs, respectively,during Q3 2019

◦	Over 50% of Q3 2019 average rig count operated by Continental Resources, Inc., Exxon Mobil Corporation, Occidental Petroleum Corporation, Marathon Oil Corporation and Parsley Energy, Inc.

•	Record 996 gross (6.2 net) drilled but uncompleted locations (“DUCs”) as of September 30, 2019

◦	Net DUC inventory increased 17% to 6.2 net locations driven roughly equally by organic development of diversified portfolio and third quarter acquisitions

◦	During Q3 2019, converted 245 (26%) gross and 1.8 (35%) net DUCs in inventory as of June 30, 2019

◦	Year-to-date have converted 80% of net DUC inventory as of December 31, 2018

•	Preliminary production guidance for FY 2020 of 9,500 Boe/d to 10,500 Boe/d

◦	Anchored by current proved developed producing locations and record DUC inventory

•	Subsequent to quarter-end, increased borrowing base to $150 million driven by strong production growth

(1)	Non-GAAP measure. See “Non-GAAP Financial Measures” below.

Ben M. (“Bud”) Brigham, Executive Chairman commented, “Our diversified top-tier mineral portfolio continued to deliver with outstanding 16% sequential growth in production volumes, almost double the year ago period. Further, despite the 8% reduction in lower 48 horizontal rig activity from the second to the third quarter, we experienced an increase in rigs running and net royalty acres being drilled during the third quarter, directly evidencing our "best of the best" mineral position, where operators maintain or even increase drilling on their most economic locations when the pressure is elevated to deliver returns on capital. Therefore, our business model has repeatedly proven to be less vulnerable to macro headwinds. The third quarter was also exciting in terms of our accretive deployment of significant mineral acquisition capital, which was almost entirely allocated to the Permian

Basin. Our team executed approximately $99.0 million of mineral acquisitions that will provide substantial production and cash flow growth in the months and years to come and increase value for our shareholders. The continued “ground game” execution by our business development and technical evaluation teams drives the increase in our mineral acquisition budget for the full year 2019 to $205 - $235 million, again largely anticipated to be deployed to Permian Basin opportunities in the upcoming quarter.”

Robert M. (“Rob”) Roosa, Chief Executive Officer, commented, “During the third quarter, we saw active drilling and permitting activity across our portfolio that we believe will contribute to continued significant production and cash flow growth over the next 12 to 18 months. Our net DUC inventory increased 17% from the second quarter to 6.2 net locations as a result of the strong drilling activity on our organic portfolio as well as contributions from our third quarter acquisitions. We anticipate that well capitalized, high quality companies including Royal Dutch Shell, ExxonMobil, Continental Resources, Occidental Petroleum and Marathon Oil will operate more than 50% of our third quarter net DUC inventory and we anticipate these DUCs will be turned in line to production over the next six to twelve months. Our net permit inventory increased 25% from the second quarter to 4.5 net locations, which was largely driven by permitting of our organic undeveloped locations as well as permits associated with our third quarter acquisitions. Importantly, as a result of both our organic activity and acquisitions executed since the beginning of the year, we believe our full year 2020 production volumes will average between 9,500 and 10,500 Boe/d.”

Blake C. Williams, Chief Financial Officer, added, “We continue to be extremely pleased with our financial performance, especially our record revenues and Adjusted EBITDA(1) generated during the third quarter. Our strong 16% sequential production growth, largely driven by our Permian and Anadarko assets, offset the downturn in commodity price realizations, lower lease bonus revenues, and cash taxes incurred. Our discretionary cash flow per share of Class A common stock was $0.37 on a pre-tax basis, which was up 9% from the second quarter, and $0.33 per share on a post-tax basis. Our ability to hold the dividend flat this quarter underscores our strategy’s capacity to deliver superior risk-adjusted return for our shareholders.”

(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below.

OPERATIONAL UPDATE

Mineral and Royalty Interest Ownership Update

During the third quarter 2019, the Company closed 65 transactions acquiring 5,100 net royalty acres (standardized to a 1/8th royalty interest), for $99.0 million, in the Permian, SCOOP/STACK and Williston Basins. The acquired minerals are anticipated to deliver near-term production growth with 84 gross DUCs (1.6 net DUCs) and 36 gross permits (0.5 net permits). As of September 30, 2019, the Company had acquired roughly 79,200 net royalty acres, across 39 counties in what the Company views as the cores of the Permian Basin in West Texas and New Mexico, the SCOOP/STACK plays in the Anadarko Basin of Oklahoma, the Denver-Julesburg (“DJ”) Basin in Colorado and Wyoming and the Williston Basin in North Dakota.

The table below summarizes the Company’s mineral and royalty interest ownership at the dates indicated.

	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Net Royalty Acres
September 30, 2019	24,900	3,800	10,600	10,250	15,450	7,100	7,100	79,200
June 30, 2019	21,750	3,500	10,250	10,050	15,450	6,900	6,200	74,100
March 31, 2019	20,550	3,200	9,750	9,700	15,450	6,850	6,000	71,500
Acres Added Q/Q	3,150	300	350	200	0	200	900	5,100
% Added Q/Q	14%	9%	3%	2%	—%	3%	15%	7%
December 31, 2018	19,200	3,200	8,700	9,700	15,400	6,800	5,800	68,800
Acres Added YTD 2019	5,700	600	1,900	550	50	300	1,300	10,400
Acres Sold YTD 2019	(100)	0	0	0	0	0	0	(100)
% Added YTD 2019	30%	19%	22%	6%	—%	4%	22%	15%

DUC Conversions Updates

The Company saw significant conversion of its DUC inventory during the third quarter with approximately 245 gross (1.8 net) horizontal wells converted to production, which represented 26% of its gross DUC inventory (35% of net DUCs) as of second quarter 2019. Thus far in 2019, the Company has converted 70% of its gross DUC inventory (80% of its net DUC inventory) on hand at the end of 2018. As a result, we are on pace to exceed the 88% of year end 2017 gross DUCs converted during the entirety of 2018. Third quarter conversions of gross and net wells by status are summarized in the table below:

Q3 2019 Wells Converted to Proved Developed Producing
	Gross		Net
DUCs	245	56%	1.8	50%
Permits	2	—%	—	—%
Acquired	169	39%	1.5	42%
Other	23	5%	0.3	8%
Total	439	100%	3.6	100%

Drilling Activity Update

During the third quarter 2019, the Company averaged approximately 63 rigs running on its mineral and royalty interests with approximately 2,800 net royalty acres under development as compared to 51 rigs and 2,500 net royalty acres under development on average over the prior six quarters. The Company had 28 rigs operating on its Permian Basin minerals and 20 rigs operating on its SCOOP minerals. Leading operators running rigs on Brigham’s mineral position included Continental (14 rigs), ExxonMobil (7 rigs), Occidental Petroleum (5 rigs), Marathon Oil (4 rigs) and Parsley Energy (3 rigs). Of note, ExxonMobil and Occidental continued their active drilling programs in our Loving County Development Area with on average 5 rigs drilling the majority of the third quarter. Additionally, Continental and Marathon Oil operated on average 17 rigs on the Company's SCOOP asset during the third quarter. Brigham’s rig activity over the past seven quarters is summarized in the table below:

	Q1 18	Q2 18	Q3 18	Q4 18	Q1 19	Q2 19	Q3 19
Total Rigs	25	31	51	64	73	62	63
NRA Under Development	941	1,326	3,249	3,820	3,383	2,284	2,796
% of Total NRA	2%	2%	5%	6%	5%	3%	4%

DUC and Permit Inventory Update

The Company expects near-term production growth will be driven by the continued conversion of its DUC and permit inventory. Brigham’s gross and net DUC and permit inventory as of September 30, 2019 by basin is outlined in the table below:

	Development Inventory by Basin (1)
	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Gross Inventory
DUCs	289	79	149	63	215	169	32	996
Permits	133	82	18	8	227	213	—	681
Net Inventory
DUCs	2.9	0.4	0.9	0.4	1.2	0.3	0.1	6.2
Permits	0.9	0.4	0.1	—	2.9	0.3	—	4.5
(1) Individual amounts may not add to totals due to rounding.

FINANCIAL UPDATE

For the three months ended September 30, 2019, crude oil, natural gas and NGL production volumes, increased 98% to 7,828 Boe/d as compared to the same prior year period, due to a 143% increase in Permian Basin volumes and a 123% increase in Anadarko Basin volumes.

The third quarter 2019 average realized prices were $53.61 per barrel of oil, $1.60 per Mcf of natural gas, and $10.96 per barrel of NGL, for a total equivalent price of $33.51 per Boe, excluding the effect of derivative instruments. This represents a 10% decrease relative to second quarter 2019 and is 26% lower than year-ago levels of $45.26 per Boe.

The Company’s net income was $8.5 million for the three months ended September 30, 2019, net of $1.7 million of non-cash share-based compensation expense. Adjusted EBITDA was $19.3 million for the three months ended September 30, 2019, up 24%

relative to the same prior-year period. Adjusted EBITDA ex lease bonus was $18.3 million for the three months ended September 30, 2019, up 37% from the prior year. Adjusted EBITDA and Adjusted EBITDA ex lease bonus are non-GAAP financial measures. For a definition of Adjusted EBITDA and Adjusted EBITDA ex lease bonus and a reconciliation to our most directly comparable measure calculated and presented in accordance with GAAP, please read "Non-GAAP Financial Measures” below.

As of September 30, 2019, the Company had a cash balance of $25.8 million and $90.0 million of capacity on its revolving credit facility, providing the Company with total liquidity of $115.8 million. The Company’s debt to Adjusted EBITDA ratio was 0.6 times when annualizing the last quarter’s results, which displays Brigham’s commitment to limited leverage. As of November 6, 2019, the Company increased its borrowing base under its revolving credit facility to $150 million from $135 million, adding additional capacity to execute mineral acquisitions.

Third Quarter 2019 Results

Unaudited Financial and Operational Results	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except per unit of production data)	2019	2018	2019	2018
Operating Revenues
Oil sales	$20,799	$13,705	$53,514	$34,160
Natural gas sales	2,132	1,510	7,028	4,820
NGL sales	1,204	1,245	4,232	3,866
Total mineral and royalty revenue	$24,135	$16,460	$64,774	$42,846
Lease bonus and other revenue	972	2,241	3,127	6,827
Total Revenue	$25,107	$18,701	$67,901	$49,673
Production
Oil (MBbls)	388	211	1,001	543
Natural Gas (MMcf)	1,334	625	3,269	1,797
NGLs (MBbls)	110	48	274	152
Total Net Production (MBoe)	720	364	1,820	995
Total Net Daily Production (Boe/d)	7,828	3,953	6,668	3,645
Realized Prices ($/Boe)
Oil ($/Bbl)	$53.61	$64.88	$53.45	$62.88
Natural gas ($/Mcf)	1.60	2.42	2.15	2.68
NGLs ($/Bbl)	10.96	25.77	15.43	25.36
Average Realized Price excluding Derivatives	$33.51	$45.26	$35.58	$43.06
Average Realized Price including Derivatives	$33.68	$44.42	$35.78	$42.38
Operating Expenses
Gathering, transporting and marketing	$1,113	$887	$3,750	$2,894
Severance and ad valorem taxes	1,377	957	4,206	2,599
Depreciation, depletion and amortization	8,434	3,851	20,310	9,609
General and administrative (excluding share-based compensation)	3,331	1,290	8,547	4,072
Total Operating Expenses (before share-based compensation)	$14,255	$6,985	$36,813	$19,174
General and administrative, share-based compensation	1,737	—	8,232	—
Total Operating Expenses	$15,992	$6,985	$45,045	$19,174
Income From Operations	$9,115	$11,716	$22,856	$30,499
Gain (loss) on derivative instruments, net	91	(280)	(521)	(1,194)
Interest expense, net	(65)	(2,902)	(5,160)	(4,028)
Loss on extinguishment of debt	—	—	(6,933)	—
Gain on sale and distribution of equity securities	—	—	—	823
Other income, net	130	47	165	57
Income Before Taxes	$9,271	$8,581	$10,407	$26,157

Income tax expense	807	428	1,114	456
Net Income	$8,464	$8,153	$9,293	$25,701
Less: net income attributable to predecessor	—	(7,262)	(5,092)	(24,810)
Less: net income attributable to temporary equity	(5,318)	—	(2,377)	—
Net income attributable to Brigham Minerals, Inc. Stockholders	$3,146	891	$1,824	891

Unit Expenses ($/Boe)
Gathering, transportation and marketing	$1.55	$2.44	$2.06	$2.91
Severance and ad valorem taxes	1.91	2.63	2.31	2.61
Depreciation, depletion and amortization	11.71	10.59	11.16	9.66
General and administrative (before share-based compensation)	4.63	3.55	4.69	4.09
General and administrative, share-based compensation	2.41	—	4.52	—
Interest expense, net	0.09	7.98	2.83	4.05

QUARTERLY CASH DIVIDEND

The Company’s Board of Directors (the “Board”) has declared a quarterly cash dividend incorporating results for the third quarter 2019 of $0.33 per share of Class A common stock, to be paid on November 27, 2019 to holders of record as of November 20, 2019. An amount equal to the cash dividend per share will also be set aside for each outstanding RSU and PSU granted under the long-term incentive plan for payment upon the vesting of such awards in accordance with their terms.

Future declarations of dividends are subject to approval by the Board and to the Board’s continuing determination that the declarations of dividends are in the best interests of the Company and its stockholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.

BRIGHAM MINERALS THIRD QUARTER 2019 EARNINGS CONFERENCE CALL

•	Friday, November 8, 2019 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time)

•	Pre-register by visiting http://dpregister.com/10136082

•	Listen to a live audio webcast of the call by visiting the Company’s website

◦	https://investors.brighamminerals.com

•	A recording of the webcast will be available on the Company’s website after the call

NON-GAAP FINANCIAL MEASURES

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.

We define Adjusted Net Income as net income (loss) before loss on extinguishment of debt. We define Adjusted EBITDA as adjusted net income (loss) before depreciation, depletion and amortization, share based compensation expense, interest expense, gain or loss on sale and distribution of equity securities, gain or loss on derivative instruments and income tax expense, less other income and gain or loss on sale of oil and gas properties. We define Adjusted EBITDA ex lease bonus as Adjusted EBITDA further adjusted to eliminate the impacts of lease bonus revenue we receive due to the unpredictability of timing and magnitude of the revenue. We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes.

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow do not represent and should not be considered alternatives to, or more meaningful than, net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow may differ from computations of similarly titled measures of other companies.

The following tables present a reconciliation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow to the most directly comparable GAAP financial measure for the periods indicated.

SUPPLEMENTAL SCHEDULES

Reconciliation of Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA ex Lease Bonus

	Three Months Ended September 30,		Nine Months Ended September 30,
($ In thousands)	2019	2018	2019	2018
Net Income	$8,464	$8,153	$9,293	$25,701
Add:
Loss on extinguishment of debt	—	—	6,933	—
Adjusted Net Income	$8,464	$8,153	$16,226	$25,701
Add:
Depreciation, depletion and amortization	8,434	3,851	20,310	9,609
Share-based compensation expense	1,737	—	8,232	—
Interest expense	65	2,902	5,160	4,028
Loss on derivative instruments, net	—	280	521	1,194
Income tax expense	807	428	1,114	456
Less:
Gain on derivative instruments, net	91	—	—	—
Other income, net	130	47	165	57
Gain on sale and distribution of equity securities	—	—	—	823
Adjusted EBITDA	$19,286	$15,567	$51,398	$40,108
Lease bonus	972	2,241	3,127	6,827
Adjusted EBITDA ex Lease Bonus	$18,314	$13,326	$48,271	$33,281

Reconciliation of Discretionary Cash Flow

	Three Months Ended
($ In thousands, except per share amounts)	September 30, 2019	June 30, 2019
Adjusted EBITDA (1)	$19,286	$18,289
Less:
Adjusted EBITDA attributable to non-controlling interest	(10,931)	(10,366)
Adjusted EBITDA attributable to Class A Common Stock	$8,355	$7,923
Less:
Cash interest expense	72	550
Cash taxes	731	117
Dividend equivalent rights	224	—
Retained cash flow	—	—
Less:
Lease bonus attributable to Class A Common Stock	421	641
Discretionary cash flow to Class A Common Stock ex Lease Bonus	$6,907	$6,615
Plus:
Lease bonus attributable to Class A Common Stock	421	641
Discretionary cash flow to Class A Common Stock	$7,328	$7,256
Plus:
Cash taxes	731	117
Discretionary cash flow to Class A Common Stock Pre-Tax	8,059	7,373

Shares of Class A Common Stock	21,997	21,997

Discretionary cash flow per share of Class A Common Stock ex. Lease Bonus	$0.31	$0.30
Discretionary cash flow per share of Class A Common Stock - Dividend	$0.33	$0.33
Discretionary cash flow per share of Class A Common Stock Pre-Tax	$0.37	$0.34
(1) Refer to Reconciliation of Adjusted EBITDA from Net Income above.

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

($ In thousands)	September 30,	December 31,
ASSETS	2019	2018
Current assets:
Cash and cash equivalents	$25,848	$31,985
Restricted cash	—	474
Accounts receivable	23,047	20,695
Prepaid expenses and other	2,505	7,103
Short-term derivative assets	146	1,057
Total current assets	51,546	61,314
Oil and gas properties, at cost, using the full cost method of accounting
Unevaluated property	276,888	228,151
Evaluated property	423,884	289,851
Less accumulated depreciation, depletion and amortization	(49,488)	(27,628)
Oil and gas properties - net	651,284	490,374
Other property and equipment	5,808	5,408
Less accumulated depreciation	(3,566)	(3,115)
Other property and equipment - net	2,242	2,293
Deferred tax asset	9,977	—
Other assets, net	1,155	45
Total assets	$716,204	$554,026

LIABILITIES AND SHAREHOLDERS’/MEMBERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$7,291	$5,662
Current portion of debt	—	2,188
Total current liabilities	7,291	7,850
Long-term debt	45,000	168,517
Deferred tax liability	—	3,684
Other non-current liabilities	449	27
Temporary equity	603,986	—
Shareholders’ and members’ equity:
Members’ contributed capital	—	208,728
Preferred stock, $0.01 par value; 50,000,000 authorized; no shares issued and outstanding	—	—
Class A common stock, $0.01 par value; 400,000,000 authorized, 21,997,198 shares issued and outstanding at September 30, 2019	220	—
Class B common stock, $0.01 par value; 150,000,000 authorized, 28,777,802 shares issued and outstanding at September 30, 2019	—	—
Additional paid-in capital	63,203	(3,057)
Accumulated (deficit) earnings	(3,945)	168,277
Total shareholders’ equity attributable to Brigham Minerals, Inc. and members’ equity	59,478	373,948
Total liabilities and shareholders’ and members’ equity	$716,204	$554,026

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
($ In thousands)	2019	2018	2019	2018
REVENUES
Mineral and royalty revenues	$24,135	$16,460	$64,774	$42,846
Lease bonus and other revenues	972	2,241	3,127	6,827
Total revenues	25,107	18,701	67,901	49,673
OPERATING EXPENSES
Gathering, transportation and marketing	1,113	887	3,750	2,894
Severance and ad valorem taxes	1,377	957	4,206	2,599
Depreciation, depletion and amortization	8,434	3,851	20,310	9,609
General and administrative (excluding share-based compensation)	3,331	1,290	8,547	4,072
Total operating expenses (excluding share-based compensation)	14,255	6,985	36,813	19,174
General and administrative, share-based compensation	1,737	—	8,232	—
Total operating expenses	15,992	6,985	45,045	19,174
INCOME FROM OPERATIONS	9,115	11,716	22,856	30,499
Gain (loss) on derivative instruments, net	91	(280)	(521)	(1,194)
Interest expense, net	(65)	(2,902)	(5,160)	(4,028)
Loss on extinguishment of debt	—	—	(6,933)	—
Gain on sale and distribution of equity securities	—	—	—	823
Other income, net	130	47	165	57
Income before income taxes	9,271	8,581	10,407	26,157
Income tax expense	807	428	1,114	456
NET INCOME	$8,464	$8,153	$9,293	$25,701
Less: net income attributable to Predecessor	—	(7,262)	(5,092)	(24,810)
Less: net income attributable to temporary equity	(5,318)	—	(2,377)	—
Net income attributable to Brigham Minerals, Inc. shareholders	$3,146	$891	$1,824	$891

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

	Nine Months Ended Sept 30,
($ In thousands)	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,293	$25,701
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	20,310	9,609
Share-based compensation expense	8,232	—
Loss on extinguishment of debt	6,933	—
Amortization of debt issue costs	354	501
Deferred income taxes	2	303
Loss on derivative instruments, net	521	1,194
Net cash received (paid) for derivative settlements	356	(670)
Gain on sale of equity securities	—	(823)
Bad debt expense	293	—
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(2,612)	(9,342)
Decrease (increase) in other current assets	970	(4,845)
Increase (decrease) in accounts payable and accrued liabilities	1,827	218
Increase/(Decrease) in other long-term liabilities	$46	$—
Net cash provided by operating activities	$46,525	$21,846
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of oil and gas properties	(181,484)	(164,051)
Additions to other fixed assets	(400)	(571)
Proceeds from sale of oil and gas properties, net	2,001	125
Proceeds from sale of equity securities	—	933
Changes in restricted cash held in escrow for acquisitions	33	(933)
Net cash used in investing activities	$(179,850)	$(164,497)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of short-term related party loan	—	(7,000)
Borrowings of short-term related party loan	—	7,000
Payments of short-term debt	(4,596)
Payments of long-term debt	(195,404)	(70,000)
Borrowing of long-term debt	70,000	193,000
Payment of debt extinguishment fees	(2,091)	—
Proceeds from issuance of Class A common stock	277,075	—
Capital contributions	—	46,011
Dividends paid	(7,206)	—
Distribution to holders of temporary equity	(9,379)	—
Loan closing costs	(1,211)	(4,614)
Net cash provided by financing activities	$127,188	$164,397
(Decrease) increase in cash and cash equivalents	(6,137)	21,746
Cash and cash equivalents, beginning of period	31,985	6,886
Cash and cash equivalents, end of period	25,848	28,632
Supplemental disclosure of non-cash activity:
Equity securities distributed	$—	$(3,313)
Accrued capital expenditures	286	5
Capitalized share-based compensation expense	2,425	—
Increase (decrease) in temporary equity for adjustment to fair value, with offsetting decrease (increase) in additional paid-in capital	93,546	—

ABOUT BRIGHAM MINERALS, INC.

Brigham Minerals is an Austin, Texas, based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham Minerals’ assets are located in the Permian Basin in Texas and New Mexico, the SCOOP and STACK plays in the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. The Company’s primary business objective is to maximize risk-adjusted total return to its shareholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s minerals acquisition capital budget and other guidance including 2020 production guidance within this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, downturns in operator activity due to commodity price fluctuations, the Company’s ability to integrate acquisitions into its existing business, changes in oil, natural gas and NGL prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, operational factors affecting the commencement or maintenance of producing wells on the Company’s properties, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law.

Contacts
At the Company:
Brigham Minerals, Inc.
Blake C. Williams
Chief Financial Officer
(512) 220-6350

Or

For Investor and Media Inquiries:
Lincoln Churchill Advisors
Julie D. Baughman
(512) 220-1500
InvestorRelations@brighamminerals.com
SOURCE Brigham Minerals, Inc.